UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2008

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

500 Shentel Way
P.O. Box 459
Edinburg, VA 22824
(Address of principal executive offices) (Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

                         On January 24, 2008, Shenandoah Telecommunications Company (the “Company”) entered into a shareholder rights agreement (the “Rights Agreement”) with American Stock Transfer and Trust Company (the “Rights Agent”), effective February 8, 2008. A brief description of the material terms of the Rights Agreement is included under Item 3.03 of this Current Report on Form 8-K and such description is incorporated into this item by reference. The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Rights Agreement will replace the Company’s existing rights agreement, dated as of February 9, 1998, which expires by its terms on February 8, 2008.

Item 3.03.	Material Modification to Rights of Security Holders.

                         On January 21, 2008, the Board of Directors of the Company adopted the Rights Agreement and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, no par value, of the Company (the “Common Stock”). The distribution is payable to shareholders of record as of the close of business on February 8, 2008. Each Right, when exercisable, entitles the registered holder to purchase from the Company one-half of one share of Common Stock at a price of $40 per half share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement. The Rights Agreement will become effective on February 8, 2008 upon the expiration of the Company’s existing rights agreement.

                         Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).

                         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates or book-entry, and will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after February 8, 2008 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of Common Stock will also constitute the transfer of the Rights associated with the Common Stock and represented by the Common Stock.

                         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 8, 2018, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

                         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. In general, and except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                         In the event that a person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                         In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

                         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock for each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock, subject to adjustment.

                         The Purchase Price payable, and the number of one-half shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

                         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued.

                         In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on February 8, 2008, and ending on the tenth business day following the Stock Acquisition Date at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of two-thirds of the Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

                         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                         Except with respect to the redemption price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Following the time at which any person becomes an Acquiring Person, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company provided however, no such amendment may (i) adversely affect the interests of the holders of the Rights (other than the interests of the Acquiring Person); (ii) cause the Rights Agreement to be amendable other than in accordance with the terms of the Rights Agreement; (iii) cause the

Rights again to become redeemable at such time as the Rights are not then redeemable; and (iv) change the Redemption Price.

                          The Board of Directors will appoint a committee (the “TIDE Committee”) that is comprised of independent directors of the Company to review and evaluate the Rights Agreement in order to consider whether it continues to be in the interest of the Company and its shareholders at least every three years. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors, including any recommendation as to whether the Rights Agreement should be modified or the Rights should be redeemed.

Each share of Common Stock outstanding on February 8, 2008 will receive one Right. A total of 16 million shares of Common Stock are reserved for issuance upon exercise of the Rights.

                          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.

                          The above description of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, which includes the Summary of Rights to Purchase Common Stock as Exhibit A, Form of Rights Certificate as Exhibit B and the Rights Notice as Exhibit C, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The press release announcing the adoption of the Rights Agreement and the declaration of the Rights dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

4.1

Form of Rights Agreement, entered into on January 24, 2008, effective as of February 8, 2008, between the Company and American Stock Transfer and Trust Company as Rights Agent, which includes the Summary of Rights to Purchase Common Stock as Exhibit A, Form of Rights Certificate as Exhibit B and the Rights Notice as Exhibit C.

99.1	Press Release, dated January 25, 2008.

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS
COMPANY
(Registrant)

Date:	January 25, 2008	By:	/s/ Adele M. Skolits

Adele M. Skolits
Vice President – Finance and Chief Financial Officer